SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 22, 2009

MSGI SECURITY SOLUTIONS, INC.
(Exact name of Registrant as specified in charter)

Nevada	0-16730	88-0085608
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation)		Identification No.)

575 Madison Avenue
New York, New York 10022
(Address of Principal Executive Offices)

212-605-0245
(Registrant's telephone number, including area code)

Item 1.01. Entry into a Material Definitive Agreement

Item 8.01. Other Events

On October 22, 2009 MSGI Security Solutions, Inc. (“MSGI” or the “Company”) entered into a Forbearance Agreement with certain lenders. The lenders currently hold securities purchase agreements dated December 13, 2006, May 21, 2007, January 10, 2008 and August 22, 2008 pursuant to which the company issued to each purchaser 8% senior secured convertible notes and 6% senior secured convertible notes.

Under the terms of the Forbearance Agreement, the lenders have agreed to forbear from exercising any rights and remedies, which they may hold with respect to any instance or event of default, which may have occurred under the terms of the various debt instruments. The term of this Forbearance Agreement extends until December 15, 2009.

Item 9.01. Financial Statements and Exhibits

(a) N/A
(b) N/A
(c) N/A
(d) N/A

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSGI SECURITY SOLUTIONS, INC.

Date: October 23, 2009	By:	/s/ Richard J. Mitchell III
Name: Richard J. Mitchell III, Chief Accounting Officer